UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

OPKO Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.
Miami, Florida		33137
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 575-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2026, the Board of Directors of OPKO Health, Inc. (the “Company”), appointed Subbarao V. Uppaluri, Ph.D. as a new director with immediate effect to serve until the Company’s 2026 Annual Meeting of Stockholders and until his successor shall be duly elected or appointed or his earlier death or resignation. Dr. Uppaluri is expected to be appointed to the Compensation Committee of the Board. There is no arrangement or understanding between Dr. Uppaluri and any other persons pursuant to which Dr. Uppaluri was selected as a director. The Board has determined that Dr. Uppaluri is independent under the applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Dr. Uppaluri served as Senior Vice President and Chief Financial Officer of the Company from May 2007 until his retirement in July 2012 and as a consultant of the Company until February 2014. He served as the Vice President, Strategic Planning and Treasurer of IVAX from 1997 until December 2006. Dr. Uppaluri served in various positions, including Senior Vice President, Senior Financial Officer, Chief Investment Officer, and Controller with several publicly traded banks and began his career in engineering, marketing and research positions with multinational companies and research institutes in India and the United States. Dr. Uppaluri currently serves on the board of Baptist Health Homestead Hospital. Dr. Uppaluri previously served on the boards of Non-Invasive Monitoring Systems, Inc. from 2008 until 2025 and several other publicly traded companies.

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Dr. Uppaluri had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Dr. Uppaluri will participate in the standard non-employee director compensation arrangements described in the section entitled “Director Compensation” that is included in the Company’s 2025 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 14, 2025. The Company has also entered into its standard director indemnification agreement with Dr. Uppaluri, a form of which has been filed or incorporated by reference as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020.

Dr. Uppaluri was appointed to the Board of Directors due to a vacancy as a result of the passing of Dr. Richard Krasno who served on the Company’s Board of Directors beginning in February 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

Date:	March 19, 2026	By:	/s/ Steven D. Rubin
		Name:	Steven D. Rubin
		Title:	Executive Vice President - Administration